                                                                    Exhibit 3.11
                                     BY LAWS

                                       OF

                                COTT VENDING INC.
                            (a Delaware corporation)

                                    ARTICLE 1
                                     OFFICES

         Section 1.01 Offices. The Corporation may have offices at such places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE 2
                            MEETINGS OF STOCKHOLDERS

         Section 2.01 Place of Meeting. Meetings of the stockholders shall be held at such place, within the State of Delaware or elsewhere, as may be fixed from time to time by the Board of Directors. If no place is so fixed for a meeting, it shall be held at the Corporation's then principal executive office.

         Section 2.02 Annual Meeting. The annual meeting of stockholders shall be held, unless the Board of Directors shall fix some other hour or date therefor, on the third Tuesday of May in each year, if not a legal holiday under the laws of Delaware, and, if a legal holiday, then on the next succeeding secular day not a legal holiday under the laws of Delaware, at which the stockholders shall elect by plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 2.03 Notice of Annual Meetings. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 days nor more than 60 days before the date of the meeting.

         Section 2.04 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be so specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.05 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, Vice-Chairman of the Board, the President, or by the Board of Directors and shall be called by the President or Secretary or Board of Directors at the request in writing of a majority of the Board of Directors or by the stockholders representing a majority of common stock of the Corporation. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 2.06 Notice of Special Meetings. Unless waived, written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 days nor more than 60 days before the date of the meeting.

         Section 2.07 Quorum; Voting. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, except for elections of directors, which shall be decided by plurality vote, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no shares shall be voted pursuant to a proxy more than three years after the date of the proxy unless the proxy provides for a longer period. If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

         Section 2.08 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days after the earliest dated consent delivered in the manner required by this Section to the Corporation, written consents signed by a sufficient number of stockholders to take action are delivered in the manner required by this Section to the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation.

                                    ARTICLE 3
                                    DIRECTORS

         Section 3.01 Number and Term of Office. The number of directors of the Corporation shall be such number as shall be designated from time to time by resolution of the Board of Directors or the stockholders of the Corporation and initially shall be three (3). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.02 hereof. Each director elected shall hold office for a term of one year and shall serve until his successor is elected and qualified or until his earlier death, resignation or removal. Directors need not be stockholders.

         Section 3.02 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         Section 3.03 Resignations. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if there is one, the President, or the Secretary. Such resignation shall take effect at the time of receipt thereof or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.04 Direction of Management. The business of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. Such policies and directions may be prescribed from time to time by the stockholders.

         Section 3.05 Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 3.06 Annual Meeting. Immediately after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where such election of directors was held or, if notice of such meeting is given, at the place specified in such notice. Notice of such meeting need not be given. In the absence of a quorum at said meeting, the same may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by the directors, if any, not attending and participating in the meeting.

         Section 3.07 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

         Section 3.08 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there is one, the Vice-Chairman of the Board, if there is one, or the President on two (2) days notice to each director; either personally (including telephone), or in the manner specified in Section 4.01; special meetings shall be called by the Chairman of the Board, if there is one, or the President or the Secretary in like manner and on like notice on the written request of two directors.

         Section 3.09 Quorum; Voting. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business; and at all meetings of any committee of the Board, a majority of the members of such committee shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting of the Board of Directors or any committee thereof at which there is a quorum present shall be the act of the Board of Directors or such committee, as the case may be, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors or committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.10 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 3.11 Participation in Meetings. One or more directors may participate in any meeting of the Board or committee thereof by means of conference telephone or similar communications equipment by which all persons participating can hear each other.

         Section 3.12 Committees of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors or in these bylaws, shall have and may exercise all of the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or
(ii) adopting, amending or repealing any bylaw of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested.

         Section 3.13 Compensation of Directors. Each director shall be entitled to receive such compensation, if any, as may from time to time be fixed by the Board of Directors. Members of special or standing committees may be allowed like compensation for attending committee meetings. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of each meeting of the Board or of any such committee or otherwise incurred in the performance of their duties as directors. No payment referred to herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                    ARTICLE 4
                                     NOTICES

         Section 4.01 Notices. Whenever, under the provisions of law or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, such requirement shall not be construed to necessitate personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, cable, telecopy or telex or by delivering a writing in a sealed wrapper prepaid to a courier service guaranteeing delivery within two (2) business days, in each case addressed to such director or stockholder, at his address as it appears on the records of the Corporation in the case of a stockholder and at his business address (unless he shall have filed a written request with the Secretary that notices be directed to a different address) in the case of a director. Such notice shall be deemed to be given at the time it is so dispatched.

         Section 4.02 Waiver of Notice. Whenever, under the provisions of law or of the Certificate of Incorporation or of these Bylaws, notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent thereto. Neither the business nor the purpose of any meeting need be specified in such a waiver. The attendance of a stockholder or director at the event for which notice is to be given, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place or time of the event, or to the manner in which it has been called or convened, except, in the case of a stockholder, when the stockholder attends solely for the purpose of stating, at the beginning of the meeting, an objection or objections to the transaction of the business at such meeting.

                                    ARTICLE 5
                                    OFFICERS

         Section 5.01 Number. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may also include a Chairman of the Board, a Vice-Chairman of the Board, one or more Vice-Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be elected by the Board of Directors. Any number of offices may be held by the same person.

         Section 5.02 Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors. Officers shall hold office at the pleasure of the Board.

         Section 5.03 Removal. Any officer may be removed at any time by the Board of Directors, with or without cause. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

         Section 5.04 Chairman of the Board. The Chairman of the Board, if there is one, and in his absence, the Vice-Chairman of the Board, shall preside at all meetings of the Board of Directors and shall perform such other duties, if any, as may be specified by the Board from time to time. The Chairman of the Board of Directors shall have all the powers of the President in the event of his absence or inability to act, or in the event of a vacancy in the office of the President. The Chairman of the Board of Directors shall confer with the President on matters of general policy affecting the business of the Corporation and shall have, in his discretion, power and authority to generally supervise all the affairs of the Corporation and the acts and conduct of all the officers of the Corporation, and shall have such other duties as may be conferred upon the Chairman of the Board by the Board of Directors.

         Section 5.05 Vice-Chairman of the Board. The Vice-Chairman of the Board, if there is one, shall perform the duties of the Chairman of the Board in the absence, disability or vacancy in office of the Chairman of the Board, and in such event shall be vested with all of the powers and authority of the Chairman of the Board. He shall perform such other duties and have such other responsibilities as may be prescribed by the Board of Directors or the Chairman of the Board.

         Section 5.06 President. The President shall be the chief executive officer of the Corporation and shall have overall responsibility for the management of the business and operations of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. In the absence of the Chairman of the Board and the Vice-Chairman of the Board, he shall preside over meetings of the Board of Directors. The President may, subject to approval of the Board, hire and fix the compensation of all employees and agents of the Corporation other than officers, and any person thus hired shall be removable at his pleasure. In general, he shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board.

         Section 5.07 Vice-Presidents. The Vice-Presidents, if there is one, shall perform such duties and have such authority as may be specified in these Bylaws or by the Board of Directors, the President, the Chairman of the Board, or Vice-Chairman of the Board. In the absence or disability of the President, the Chairman of the Board, if there is one, and Vice-Chairman of the Board, if there is one, the Vice-Presidents, in order of seniority established by the Board of Directors or the President, shall perform the duties and exercise the powers of the President.

         Section 5.08 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, Chairman of the Board, or Vice-Chairman of the Board. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument, and when so affixed it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 5.09 Assistant Secretaries. The Assistant Secretary or Secretaries, if there is one, shall, in the absence or disability of the Secretary, perform the duties and exercise the authority of the Secretary and shall perform such other duties and have such other authority as the Board of Directors, the President, the Chairman, or Vice-Chairman may from time to time prescribe.

         Section 5.10 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President or the Chief Financial Officer, taking proper vouchers for such disbursements, and shall render to the Board of Directors when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         Section 5.11 Assistant Treasurers. The Assistant Treasurer or Treasurers, if there is one, shall, in the absence or disability of the Treasurer, perform the duties and exercise the authority of the Treasurer and shall perform such other duties and have such other authority as the Board of Directors may from time to time prescribe.

         Section 5.12 Salaries, Bonds. The Board of Directors may fix the compensation of all officers of the Corporation. In its discretion, the Board may or may not require bonds from any or all of the officers and employees of the Corporation for the faithful performance of their duties and good conduct while in office.

                                   ARTICLE 6
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 6.01 Indemnification. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law.

         Section 6.02 Advances. Any person claiming indemnification within the scope of Section 6.01 shall be entitled to advances from the Corporation for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law.

         Section 6.03 Procedure. On the request of any person requesting indemnification under Section 6.01, the Board of Directors or a committee thereof shall determine whether such indemnification is permissible or such determination shall be made by independent legal counsel if the Board or committee so directs or if the Board or committee is not empowered by statute to make such determination.

         Section 6.04 Other Rights. The indemnification and advancement of expenses provided by this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 6.05 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

         Section 6.06 Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article 6 shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this Article 6 shall alter, to the detriment of such director or officer, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

                                   ARTICLE 7
                              CERTIFICATES OF STOCK

         Section 7.01 Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate in the form prescribed by the Board of Directors signed on behalf of the Corporation by the Chairman of the Board or the Vice-Chairman of the Board, or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares owned by him in the Corporation. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

         Section 7.02 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 7.03 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 7.04 Fixing Record Date. The Board of Directors of the Corporation may fix a record date for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of

Directors and such record date shall not be (i) in the case of such a meeting of stockholders, more than 60 nor less than 10 days before the date of the meeting of stockholders, or (ii) in the case of consents in writing without a meeting, more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, or (iii) in other cases, more than 60 days prior to the payment or allotment or change, conversion or exchange or other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

         Section 7.05 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of stock to receive dividends and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of stock, and shall not be bound to recognize any equitable or other claim to, or interest in, such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE 8
                                   AMENDMENTS

         Section 8.01 Amendments. These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.

                                   ARTICLE 9
                      REIMBURSEMENT BY CORPORATE EMPLOYEES

         Section 9.01 Reimbursement by Corporate Employees. Any payments made to an employee of the Corporation in the form of a salary or bonus payment which shall be disallowed, in whole or in part, as a deductible expense to the Corporation for Federal or state income tax purposes by the Internal Revenue Service, or by any State Revenue Department, shall be reimbursed by such employee to the Corporation to the full extent of such disallowance within six
(6) months after the date on which the Corporation pays the deficiency with respect to such disallowance. It shall be the duty of the Board of Directors of the Corporation to enforce payment to the Corporation for the amount disallowed from any such employee. The Corporation shall not be required to legally defend any proposed disallowance by the Internal Revenue Service or by any State Revenue Department, and the amount required to be reimbursed by such employee shall be the amount, as finally determined by agreement or otherwise, which is actually disallowed as a deduction. In lieu of payment to the Corporation by any such employee, the Board of Directors may, in the discretion of the Board, withhold amounts from such employee's future compensation payments until the amount owed to the Corporation has been fully recovered.